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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 15, 2001






                          NEWFIELD EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                     1-12534             72-1133047
   (State or other jurisdiction      (Commission file     (I.R.S. employer
 of incorporation or organization)       number)       identification number)


  363 N. Sam Houston Parkway E.
           Suite 2020
         Houston, Texas                                         77060
(Address of principal executive offices)                      (Zip code)


      Registrant's telephone number, including area code: (281) 847-6000

==============================================================================

Item 5.  Other Events

      See the following press release by Newfield Exploration Company announcing the fourth quarter and full-year 2000 results.

              NEWFIELD REPORTS RECORD FOURTH QUARTER
                     AND FULL-YEAR 2000 RESULTS

     Houston - (February 15, 2001) - Newfield Exploration Company (NYSE:NFX) today announced financial and operating results for the fourth quarter and full-year 2000. The Company will hold a conference call at 11 a.m. CST to discuss fourth quarter and year-end 2000 results and 2001 plans. To participate in the call, please dial 913-981-5507 and use conference code 704681. A simultaneous web cast of the call is also available at www.newfld.com
<http://www.newfld.com>, under Investor Relations.

     Financial and operational highlights for 2000 include:
         - Production volumes increased 23% to 140 Bcfe
         - Record financial results
         - Proved reserves increased 16% to 687 Bcfe at year-end 2000. Proved reserves are now about 940 Bcfe, following the recent Lariat acquisition.
         - 166% of 2000 production replaced with 232 Bcfe of reserve additions
         - Two major acquisitions, diversifying Company into onshore U.S. gas basins; continued to expand operations in the Gulf of Mexico
         - First international discovery - CFD 12-1 Field in Bohai Bay, China

     "2000 was a Vintage Year, both financially and operationally," said
David A. Trice, Newfield President and CEO. "Our record earnings were driven by a 23% increase in production volumes and significantly higher product prices. But more importantly, we did some things in 2000 that strengthened our Company and ensure future growth. We announced our two largest-ever acquisitions at the beginning and end of 2000. Both of these were U.S. onshore transactions. Today, about 40% of our reserves are located onshore. But we have not diluted our efforts in our largest focus area - the Gulf of Mexico. Our Gulf of Mexico production and reserves are also at record levels".

Fourth Quarter 2000

     For the fourth quarter of 2000, Newfield reported net income of $46.6 million, or $1.01 per share (all per share amounts are on a diluted basis), on revenues of $163.7 million. This compares to 1999 net income of $16.6 million, or $0.39 cents per share, on revenues of $91.6 million.

     Operating cash flow before changes in working capital increased 102% in the fourth quarter of 2000 to $133 million, or $2.84 per share. This compares to operating cash flow of $66 million, or $1.54 per share in the fourth quarter of 1999. The significant increase in earnings, revenues and cash flow is attributable to higher commodity prices and a 24% increase in production over the fourth quarter of 1999.

     Newfield's natural gas production in the fourth quarter of 2000 increased 25% over the same period in 1999. The Company produced 28 Bcf of gas, or 304 million cubic feet per day (MMcf/d). This compares to natural gas production of
22.4 Bcf of gas, or 243 MMcf/d, in the fourth quarter of 1999. The Company's average realized price for gas also increased significantly, averaging $4.30 per Mcf during the fourth quarter of 2000 compared to $2.67 per Mcf during the same period of 1999.

     When compared to the fourth quarter of 1999, crude oil and condensate production in the fourth quarter of 2000 increased 20% to 1.6 million barrels (MMBbls), or 17,561 barrels of oil per day (BOPD). Oil production in the fourth quarter of 1999 was 1.3 MMBbls, or 14,587 BOPD. The Company's average crude oil price for the fourth quarter of 2000 was $26.09 per barrel compared to an average realized price of $22.80 per barrel in the fourth quarter of 1999. In the fourth quarter of 2000, Newfield's oil sales from Australia contributed about 6,400 BOPD.

     Stated on a unit of production basis, Newfield's lease operating expense in the fourth quarter of 2000 was $0.47 per Mcfe, or $17.9 million. This compares to $0.49 per Mcfe, or $14.8 million for the fourth quarter of 1999. Newfield's DD&A expense in the fourth quarter of 2000 increased on a unit of production basis to $1.40 per Mcfe, or $52.8 million, compared to $1.33 per Mcfe, or $40.4 million, in the fourth quarter of 1999.

Full-Year 2000

     For 2000, Newfield recorded a three-fold increase in net income over 1999. Net income for the full-year 2000 was $132.3 million, or $2.93 per share. We had a change in accounting principle for the recognition of revenue in Australia. Net income before this change was $134.7 million, or $2.98 per share. Revenues for the full-year 2000 were $526.6 million. This compares to net income in 1999 of $33.2 million, or $0.79 per share, on revenues of $287.9 million. Operating cash flow before changes in working capital in 2000 increased more than 85% to $384 million, or $8.25 per share, compared to $205.6 million in 1999, or $4.86 per share.

     Production volumes reached record levels in 2000, reflecting a balance of producing property acquisitions and drill bit success. Oil and gas production increased 23 percent to 140 Bcfe in 2000 compared to 113.5 Bcfe in 1999.

     Year-over-year natural gas production increased more than 21 percent to
105.4 Bcf, or an average of 288 MMcf/d. This compares to 1999 gas production of
87.4 Bcf, or an average of 239 MMcf/d. The Company's average realized natural gas price for 2000 was $3.56 per Mcf compared to $2.32 per Mcf in 1999.

     In 2000, Newfield's crude oil production increased more than 30% over 1999 to 5.8 MMBbls of oil and condensate, or 15,747 BOPD compared to 4.4 MMBbls of oil and condensate, or 14,683 BOPD, in 1999. Newfield's oil sales in Australia totaled 1.7 MMBbls in 2000, averaging 4,573 BOPD in 2000. The acquisition of the Australian assets closed in mid-July 1999. From closing through year-end
1999, the properties produced 867 MBbls, or an average of 5,131 BOPD.   On a
consolidated basis, Newfield's average realized oil price in 2000 was $25.29 per barrel compared to $18.15 per barrel in the prior year.

     Stated on a unit of production basis, Newfield's lease operating expense in 2000 was $0.47 per Mcfe, or $65.4 million. This compares to $0.40 per Mcfe, or $45.6 million in 1999. Newfield's DD&A expense on a unit of production basis in 2000 was $1.37 per Mcfe, or $191.2 million, compared to $1.35 per Mcfe, or $152.6 million, in 1999.

Finding and Development Costs
     Newfield's domestic cost to find and develop reserves, stated on an Mcfe
basis, was $1.58 per Mcfe during 2000.   The Company's five-year average
finding and development cost is $1.45 per Mcfe.

     In the international arena, we had our first discovery offshore China in the Bohai Bay, but have not yet booked proved reserves to this discovery at this time. International capital expenditures, mainly in Australia and China, totaled $19.7 million in 2000.

Reserve Replacement and Proved Reserves
     During 2000, Newfield's worldwide reserve replacement was 166% of total production, which was 140 Bcfe. The Company's reserve replacement in 1999 was 172% of total production. 2000 marks the 11th consecutive year that Newfield has more than replaced annual production with proved reserves.

     At the end of 2000, Newfield had proved reserves of 687.3 Bcfe, an increase of 16% over proved reserves of 594.8 Bcfe at the end of 1999. At year-end 2000, Newfield's reserves were 76% natural gas compared to 74 percent natural gas at year-end 1999. Seventy-nine percent of the Company's U.S. reserves are natural gas and 95% of the Company's total proved reserves are located in the U.S.

     Newfield's year-end 2000 pre-tax present value of estimated future net revenues before future income taxes, discounted at 10% (PV10) was $3,874 million at year-end 2000 compared to $874 million at the end of 1999. The value for 2000 was derived using prices on December 31, 2000 which were $9.88 per Mcf
and $25.46 per barrel.   Prices at year-end 1999 were $2.22 per Mcf and $24.77
per barrel.

Capital Spending

     For the full-year 2000, Newfield invested $378.7 million, including $19.7 million in the international arena and $139 million for property acquisitions, $91 million for exploration and $129 million for development activities in the United States. This compares to 1999 capital spending of $209.8 million, including $86 million for property acquisitions.

     Newfield Exploration is an independent crude oil and natural gas exploration and production company. The Company has a solid asset base of producing properties and exploration and development drilling opportunities and operations primarily in the Gulf of Mexico, the Anadarko Basin of Oklahoma, along the U.S. Gulf Coast and offshore Australia. Newfield balances its drilling program with acquisitions in select areas in the U.S. and overseas.

     A table with fourth quarter and full-year 2000 summary financials is attached.

**Certain of the statements set forth in this news release regarding our production volumes, capital expenditures and drilling plans are forward looking and are based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services and the availability of capital resources, labor conditions and other factors set forth in our Annual Report on Form 10-K for the year ended December 31, 1999. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.

Newfield Exploration Company                         For information, contact:
363 N. Sam Houston Parkway East, Ste. 2020                      Steve Campbell
Houston, TX 77060                                               (281) 847-6081
www.newfld.com <http://www.newfld.com>                   sccampbell@newfld.com

NEWFIELD EXPLORATION COMPANY
Supplemental Information (Unaudited)

Financial Data                                  Quarter Ended              Twelve Months Ended
($ in 000's, except per share amounts)           December 31,                   December 31,
                                             ---------------------         ---------------------
                                               2000        1999              2000        1999
                                             ---------   ---------         ---------   ---------
Revenues:
  Oil and gas                                $163,685    $ 91,595          $526,642    $287,889

Operating expenses:
  Lease Operating                              17,852      14,778            65,372      45,561
  Production and other taxes                    6,487       1,161            10,288       2,215
  Transportation                                1,313       1,353             5,984       5,922
  Depreciation, depletion and amortization     52,800      40,412           191,182     152,644
  Ceiling test write-down                           -           -               503           -
  General and administrative, net               8,398       4,055            29,037      14,405
  Stock Compensation                              785         514             3,047       1,999
                                             ---------   ---------         ---------   ---------
     Total operating expenses                  87,635      62,273           305,413     222,746
                                             ---------   ---------         ---------   ---------

Income from operations                         76,050      29,322           221,229      65,143
                                             ---------   ---------         ---------   ---------

Other income (expenses)
Other income (expense), net                    (1,084)       (963)           (7,196)     (9,572)
Dividends on preferred securities              (2,336)     (2,388)           (9,344)     (3,556)
                                             ---------   ---------         ---------   ---------
                                               (3,420)     (3,351)          (16,540)    (13,128)
                                             ---------   ---------         ---------   ---------

Income before income tax                       72,630      25,971           204,689      52,015

Income tax provision                           26,072       9,377            69,980      18,811

Income before Cumulative Effect of Change in
  Accounting Principle                         46,558      16,594           134,709      33,204
Cumulative Effect of Change in Accounting
  Principle                                         -           -            (2,360)          -
                                             ---------   ---------         ---------   ---------

Net income                                   $ 46,558    $ 16,594          $132,349    $ 33,204
                                             =========   =========         =========   =========
Earnings per share:
 Basic -
  Income before Cumulative Effect of
     Change in Accounting Principle          $   1.09    $   0.40          $   3.18    $   0.81
  Cumulative Effect of Change in
     Accounting Principle                           -           -             (0.05)          -
                                             ---------   ---------         ---------   ---------
  Net Income                                 $   1.09    $   0.40          $   3.13    $   0.81
                                             =========   =========         =========   =========
 Diluted -
  Income before Cumulative Effect of
     Change in Accounting Principle          $   1.01    $   0.39          $   2.98    $   0.79
  Cumulative Effect of Change in
     Accounting Principle                           -           -             (0.05)          -
                                             ---------   ---------         ---------   ---------
  Net Income                                 $   1.01    $   0.39          $   2.93    $   0.79
                                             =========   =========         =========   =========

Weighted average basic shares outstanding      42,566      41,654            42,333      41,194

Weighted average diluted shares outstanding    47,450      42,586            47,228      42,294

Discretionary Cash Flow:
  Net income                                $  46,558    $ 16,594          $132,349    $ 33,204
  DD&A                                         52,800      40,412           191,182     152,644
  Deferred taxes                               33,069       8,272            54,083      17,706
  Stock compensation                              785         514             3,047       1,999
  Ceiling test write-down                          -           -                503          -
  Cumulative effect of change in
     Accounting Principle                          -           -              2,360          -
                                             ---------   ---------         ---------   ---------
                                    Total    $133,212    $ 65,792          $383,524    $205,553
                                             =========   =========         =========   =========
Diluted discretionary cash flow per share    $   2.84    $   1.54          $   8.25    $   4.86
                                             =========   =========         =========   =========

NEWFIELD EXPLORATION COMPANY
Supplemental Information (Unaudited)

Operating Data                                         Quarter Ended           Twelve Months Ended
                                                        December 31,              December 31,
                                                  ----------------------    ----------------------
                                                       2000       1999          2000        1999
                                                  ----------  ----------    ----------  ----------
Net Natural Gas Production (Mcf/day)                 304,095     243,144       288,104     239,343

Average Gas Price ($/Mcf)                         $     4.30  $     2.67    $     3.56  $     2.32

Net Crude/Condensate Production (Bbl/day)             17,561      14,587        15,747      14,683

Average Crude/Condensate Price ($Bbl)             $    26.09  $    22.80    $    25.29  $    18.15


Selected Balance Sheet Data                                    December 31,  December 31,
($ in 000's)                                                       2000          1999
                                                              ------------- -------------
Current Assets                                                $  179,149    $  125,929

Oil and Gas Properties, net                                      833,315       644,842

Furniture, Fixtures & Equipment and Other Assets                  10,786        10,790

Total Assets                                                   1,023,250       781,561

Current Liabilities                                              141,060        90,727

Long-Term Liabilities (excluding Long-Term Debt)                  85,274        47,387

Long-Term Debt                                                   133,711       124,679

Convertible Preferred Securities                                 143,750       143,750

Stockholders' Equity                                             519,455       375,018

Total Liabilities and Stockholders' Equity                     1,023,250       781,561


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                          NEWFIELD EXPLORATION COMPANY



Date: February 16, 2001         By:  /s/    TERRY W. RATHERT
                                    --------------------------------
                                     Terry W. Rathert
                                     Vice President and Chief Financial Officer
                                     (Authorized Officer and Principal
                                      Financial Officer)